Exhibit 4.6

                                THIRD AMENDMENT
                                       TO
                  AVX CORPORATION DEFERRED COMPENSATION TRUST
                  -------------------------------------------

     AMENDMENT made this 1st day of January, 1998, by and between AVX CORPORATION ("Company") and MARINE MIDLAND BANK ("Trustee");

     WHEREAS, the Company and Trustee have established a trust ("Trust") incident to the AVX CORPORATION DEFERRED COMPENSATION PLAN ("Original Plan"); and

     WHEREAS, the Original Plan has been amended and restated, effective January 1, 1998 and renamed the AVX NONQUALIFIED SUPPLEMENT RETIREMENT PLAN ("Supplemental Plan"); and

     WHEREAS, the Company has also adopted the AVX CORPORATION SERP ("SERP") effective January 1, 1998; and

     WHEREAS, the parties desire to amend the Trust, pursuant to Section 12 thereof, in order that the provisions of the Trust apply to both the Supplemental Plan and the SERP;

     NOW, THEREFORE, the Trust is hereby amended, effective January 1, 1998, as follows:

           "The Term 'Plan' shall mean each of the Supplemental Plan
       and the SERP. As used throughout the Trust, the term 'Plan' shall apply separately to each of the Supplemental Plan and the SERP."

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     IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                      AVX CORPORATION

/s/ Benedict Rosen                           By: /s/ Donald Christiansen
------------------------------                   ----------------------------

Chairman and CEO                             Sr. VP of Finance & CFO
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Title                                        Title


ATTEST:                                      MARINE MIDLAND BANK

/s/ Gloria E. Nizich                         By: /s/ James Esposito
------------------------------                   ----------------------------

Vice President                               Vice President
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Title                                        Title